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April 2, 1997

Mr. Steve Riedel
7501 Chestnut Hill Road
Prospect, KY  40059

Dear Steve:

I am delighted to extend to you the position of President and Chief Operating Officer of Precision Castparts Corp.
(PCC). Following our earlier meetings and discussions over the recent weeks, the Board and I feel strongly that you are the right person to join the company and assume a senior management role. We are enthusiastic about you joining the company.

The following terms and conditions of this offer, which you have orally accepted are as follows.

1.   Position and Title:
     __________________

     President and Chief Operating Officer

     Responsible for operations and activities outlined in our discussions.

2.   Base Salary:
     ___________

     $375,000 per year.

     Opportunity for future merit increases, based on annual reviews.

3.   Sign On Bonus:
     _____________

     PCC to provide lump sum cash payments of $500,000, $400,000 and $300,000 on the first, second, and third anniversary dates respectively. This payment represents compensation for stock and bonuses left behind as well as an incentive for you to join the company.

     If you voluntarily resign from PCC or are terminated for cause during the first three (3) years of employment you will not be entitled to any remaining payments from the company.

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Steve Riedel
Offer Letter
April 2, 1997
Page 2

4.   Annual Incentive Bonus:
     ______________________

     You will participate in the Corporate Executive Bonus
     Program administered by the Compensation Committee of the Board of Directors. This plan provides for an annual incentive bonus with a potential for 100% of base salary.

     You will be eligible for a full incentive bonus for the fiscal year ending March 31, 1998 regardless of your start date. In other words, the bonus will not be prorated to the length of your employment during the first fiscal year.

5.   Stock Option Plan:
     _________________

     You will receive an initial grant of 40,000 shares of common stock.

     All option grants vest in 25% increments over a four
     (4) year period following the grant.

     You will be eligible to participate in future stock options as determined by the Board of Directors or the Compensation Committee of the Board.

6.   Severance:
     _________

     If you are terminated for reasons other than cause or your voluntary resignation during your first two years of employment, you will be entitled to the following:
     Two years of the supplemental signing bonus, i.e.
     $500,000 plus $400,000; and six (6) months of base salary.

     For purposes of this agreement, "cause" will be defined as any willful breach of duty by the employee in the course of his employment, or in the case of his habitual neglect of his duty or continued incapacity to perform assigned tasks.




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Steve Riedel
Offer Letter
April 2, 1997
Page 3

7.   Change of Control:
     _________________

     In the event there is a change of control you will be entitled to all benefits and provisions currently in place for senior executives.

8.   Real Estate/Relocation:
     ______________________

     You and I are still discussing relocation. However, the company's policy for permanent relocation will provide reimbursement of standard escrow and incidental costs on the sale of your present home plus moving expenses and other directly related escrow and incidental costs attributable to the purchase of a new residence in the Portland area.

     The company will provide temporary housing for a period of six (6) months, until you find permanent residence in the area. The company will also provide 2 to 3 house hunting trips for your wife, Sharon.

     For items listed above, the company will gross up your income so as to result in no tax impact to you.

9.   Benefits:
     ________

     Unless otherwise stated, you will be eligible to participate in all programs and benefits as currently provided by the company's policies and bylaws. This will include:

     Life insurance.

     Health, Medical, and Dental plans.

     Long Term disability.

     401(k) savings plan, pension and retirement plans.

     Initiation fees, dues and assessments for membership at a local country club in the Portland area.

     Other benefits in place, but not enumerated.

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Steve Riedel
Offer Letter
April 2, 1997
Page 4

10.  Other:
     _____

     An American-made 4-door automobile, with normal maintenance, insurance and operating expenses.

     Reimbursement for reasonable financial/tax consulting.

     Reimbursement for an annual physical exam.

     PCC standard executive vacation which is currently four
     (4) weeks annually.

11.  Arbitration Agreement:
     _____________________

     Any claim or controversy arising out of or related to this letter agreement, the employment relationship or the subject matter hereof shall be settled by binding arbitration before one arbitrator in Portland, Oregon in accordance with the Commercial Arbitration Rules of the American Arbitration Association; and judgment upon any award rendered by the arbitrator(s) may be entered as a judgment in any court having competent jurisdiction. The parties shall have rights to discovery as provided in the Oregon Code of Civil Procedures. The prevailing party in any dispute shall recover all of its costs and expenses, including reasonable attorney's fees.

12.  Starting Date:
     _____________

     You will begin employment at the earliest reasonable date. This recognizes that you will make a genuine effort to attend selective management meetings during April, 1997.










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Steve Riedel
Offer Letter
April 2, 1997
Page 5

Steve, this offer and terms and conditions included represent a formal offer of employment. We are delighted that you are joining Precision Castparts Corp. and look forward to working with you to continue our efforts to build a strong and successful company.

Personal regards,



/s/  William C. McCormick
     _________________________________
     WILLIAM C. MCCORMICK
     Chairman, President and Chief Executive Officer

cc:  Gary B. Walburger, Korn/Ferry International

Please acknowledge your acceptance of the terms and conditions of this offer by signing and returning one copy of this letter.

BY:  /s/  Steven C. Riedel
          _______________________________
          STEVEN C. RIEDEL

DATE:     April 3, 1997
          ________________________________




















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